Exhibit 99.1

FOR IMMEDIATE RELEASE

August 14, 2013

COMPANY CONTACT:

Kendra Berger

Chief Financial Officer

NTN Buzztime, Inc.

(760) 438-7400

NTN Buzztime, Inc. Announces Second Quarter 2013 Results

CARLSBAD, Calif., August 14, 2013 — NTN Buzztime, Inc. (NYSE MKT: NTN) today announced results for the second quarter ended June 30, 2013.

“In the second quarter, we focused on translating our pilot program and product development advancements into preparation for commercial launch of our new platform. Engagement metrics from our pilot program have given us encouragement about the pending launch of our new Buzztime BEOND platform. We believe Buzztime BEOND, or buzztime entertainment on demand, is a best of breed platform which should attract bars and restaurants looking for technology-driven solutions to their entertainment and marketing needs,” said Mr. Berg, the Company’s interim CEO. “On a financial note, we reduced our cash burn while at the same time spending aggressively against product, platform and the plan to launch them. On that note, our year over year EBITDA swing was a positive $500,000 and $1.2 million for the quarter and first half, respectively,” added Mr. Berg.

Results for the Second Quarter Ended June 30, 2013

Revenues for the second quarter of 2013 were $5.5 million compared to $6.0 million for the same period in 2012. Gross margin as a percentage of revenue decreased to 73% for the second quarter of 2013 from 74% for the same period of 2012. Direct costs decreased $0.1 million, or 4%, to $1.5 million for the second quarter of 2013 from $1.6 million for the same period of 2012.

Selling, general and administrative expenses decreased $0.9 million, or 19%, to $4.0 million for the second quarter of 2013 from $4.9 million for the same period in 2012 primarily related to reduced payroll and related expenses.

Net loss for the first quarter of 2013 was $0.1 million, or $0.00 per share, compared to net loss of $0.6 million or $0.01 per share in the same period a year ago.

The Company ended the second quarter of 2013 with 3,352 subscribing venues, compared to 3,775 at June 30, 2012.

Conference Call

Management will review these results in a conference call today, August 14, 2013, at 4:30 p.m. ET.

To access the conference call, please dial (877) 790-8271, if calling from the United States or Canada, or (954) 320-7648, if calling internationally, and use passcode 29935665. A replay of the call will be available until August 21, 2013, which can be accessed by dialing (855) 859-2056, if calling from the United States or Canada, or (404) 537-3406, if calling internationally. Please use passcode 29935665 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at the Company's Web site at http://www.buzztime.com.

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About Buzztime

NTN Buzztime, Inc. (NYSE MKT: NTN) is a leading bar and restaurant social entertainment and integrated marketing platform. Trusted by over 3,300 bars and restaurants in North America since 1985, Buzztime integrates trivia, card and sports games with in- and out-of-venue messaging and communication tools. With over 3.8 million player registrations on the Buzztime platform and over 52 million games played each year, Buzztime players spread the word and invite friends and family to their favorite Buzztime location to enjoy an evening of fun and competition. With Buzztime entertainment and marketing solutions, bars and restaurants can turn casual visitors into regulars, and give guests a reason to stay longer. For the most up-to-date information on NTN Buzztime, please visit www.buzztime.com or follow us on Facebook or Twitter.

Forward-looking Statements

This release contains forward-looking statements which reflect management's current views of future events and operations, including but not limited to statements about our product development, new product platform and launch, metrics, attracting bars and restaurants and the number of locations, players and games. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risks of unsuccessful execution or launch of products, platforms or brands, the impact of alternative entertainment options and technologies and competitive products and pricing, adverse economic conditions, failure of customer and/or player acceptance or demand for new or existing products, increased expenses, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships and technical problems or outages. Please see NTN Buzztime, Inc.'s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

(financial tables follow)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value amount)

	June 30, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$1,973	$2,721
Accounts receivable, net	478	610
Prepaid expenses and other current assets	1,135	898

Total current assets	3,586	4,229
Broadcast equipment and fixed assets, net	3,305	3,783
Software development costs, net	2,171	1,980
Deferred costs	448	600
Goodwill	1,197	1,265
Intangible assets, net	363	579
Other assets	307	220

Total assets	$11,377	$12,656

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$896	$1,087
Accrued compensation	616	598
Sales taxes payable	145	197
Income taxes payable	65	79
Obligations under capital leases—current portion	34	100
Deferred revenue	546	919
Other current liabilities	340	408

Total current liabilities	2,642	3,388
Obligations under capital leases, excluding current portion	54	67
Deferred revenue, excluding current portion	189	188
Deferred rent	893	949
Other liabilities	233	170

Total liabilities	4,011	4,762
Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $.005 par value, $156 liquidation preference, 5,000 shares authorized; 156 issued and outstanding at June 30, 2013 and December 31, 2012	1	1
Common stock, $.005 par value, 84,000 shares authorized; 71,604 and 71,123 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	358	355
Treasury stock, at cost, 503 shares at June 30, 2013 and December 31, 2012	(456)	(456)
Additional paid-in capital	119,007	118,956
Accumulated deficit	(112,206)	(111,730)
Accumulated other comprehensive income	662	768

Total shareholders’ equity	7,366	7,894

Total liabilities and shareholders’ equity	$11,377	$12,656

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$5,532	$6,015	$11,648	$12,081

Operating expenses:
Direct operating costs (includes depreciation and amortization)	1,485	1,554	3,485	3,171
Selling, general and administrative	3,982	4,913	8,265	10,185
Depreciation and amortization (excluding depreciation and amortization included in direct costs)	180	191	379	365

Total operating expenses	5,647	6,658	12,129	13,721

Operating loss	(115)	(643)	(481)	(1,640)
Other income (expense), net	21	(2)	26	(34)

Loss before income taxes	(94)	(645)	(455)	(1,674)
(Provision) benefit for income taxes	(5)	12	(13)	(4)

Net loss	$(99)	$(633)	(468)	(1,678)

Net loss per common share – basic and diluted	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Weighted average shares outstanding – basic and diluted	71,062	70,506	70,962	67,512

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six months ended June 30,
	2013	2012
Cash flows provided by (used in) operating activities:
Net loss	$(468)	$(1,678)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,483	1,473
Provision for doubtful accounts	11	39
Stock-based compensation	53	137
Loss from disposition of equipment and capitalized software	92	1
Changes in assets and liabilities:
Accounts receivable	120	71
Prepaid expenses and other assets	(325)	62
Accounts payable and accrued liabilities	(333)	(229)
Income taxes payable	(10)	12
Deferred costs	151	385
Deferred revenue	(372)	113
Deferred rent	(56)	211

Net cash provided by operating activities	346	597
Cash flows (used in) provided by investing activities:
Capital expenditures	(285)	(819)
Software development expenditures	(794)	(718)
Acquisitions	–	(50)
Changes in restricted cash	–	50

Net cash used in investing activities	(1,079)	(1,537)
Cash flows provided by (used in) financing activities:
Proceeds from rights offering, net	–	2,310
Proceeds from notes payable	128	–
Payments on note payable	(20)	(19)
Principal payments on capital leases	(72)	(172)
Tax withholding related to net-share settlements of restricted stock units	(7)	–

Net cash provided by financing activities	29	2,119

Net (decrease) increase in cash and cash equivalents	(704)	1,179

Effect of exchange rate on cash	(44)	(4)

Cash and cash equivalents at beginning of period	2,721	1,374

Cash and cash equivalents at end of period	$1,973	$2,549

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EBITDA

A schedule reconciling the Company’s consolidated net loss calculated in accordance with GAAP to EBITDA is included in the supplemental table below. EBITDA is not intended to represent a measure of performance in accordance with GAAP, nor should EBITDA be considered as an alternative to statements of cash flows as a measure of liquidity. EBITDA is included herein because the Company believes it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like Buzztime that carry significant levels of non-cash depreciation and amortization charges in comparison to their net income or loss calculation in accordance with GAAP.

The following table reconciles our net loss per GAAP (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net loss per GAAP	$(99)	$(633)	$(468)	$(1,678)
Interest expense, net	5	11	12	24
Income taxes	5	(12)	13	4
Depreciation and amortization	694	750	1,483	1,473

EBITDA	$605	$116	$1,040	$(177)

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